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                                                                    EXHIBIT 23.2




                                 CONSENT OF COUNSEL

                                  September 25, 1998


Monaco Coach Corporation
91320 Industrial Way
Coburg, OR 97408

     Re:  Consent of Wilson Sonsini Goodrich & Rosati, P.C.

Ladies and Gentlemen:

     We consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.


                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation


                              /s/ Wilson Sonsini Goodrich & Rosati
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